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                                                                  Exhibit 4.4(b)

                                 AMENDMENT NO. 1

                            Dated as of June 2, 1997

                                 to that certain

                           REVOLVING CREDIT AGREEMENT


     This AMENDMENT NO. 1 (the "AMENDMENT"), is made as of June 2, 1997, by and among TELEPHONE AND DATA SYSTEMS, INC. (THE "BORROWER"), an Iowa corporation having its principal place of business at 30 N. LaSalle Street, Chicago, Illinois 60602, the financial institutions listed on SCHEDULE 1.1(a) to the Credit Agreement (as defined below) (the "BANKS"), BANKBOSTON, N.A., f/k/a THE FIRST NATIONAL BANK OF BOSTON, as agent for the Banks (the "AGENT") and as Arranger and LASALLE NATIONAL BANK and TORONTO DOMINION (TEXAS), INC., as Co-Agents.

     WHEREAS, the Borrower, the Banks, the Agent and the Co-Agents are parties to that certain Revolving Credit Agreement dated as of June 7, 1996 (the "CREDIT AGREEMENT"), pursuant to which the Banks, upon certain terms and conditions, have made and agree to make loans to the Borrower; and

     WHEREAS, the Borrower has requested and the Banks have agreed, on the terms and subject to the conditions set forth herein, to amend the Credit Agreement to
(a) modify the Maturity Date and the provisions regarding the extension of the Maturity Date therein, and (b) modify SCHEDULE 1.2 thereof;

     NOW, THEREFORE, the parties hereto hereby agree as follows:

     Section 1. DEFINED TERMS. Capitalized terms which are used herein without definition and which are defined in the Credit Agreement shall have the same meanings herein as in the Credit Agreement.

     Section 2. AMENDMENT OF CREDIT AGREEMENT.

          (a) SCHEDULE 1.1(a) to the Credit Agreement is hereby amended by substituting therefor the SCHEDULE 1.1(a) annexed hereto.

          (b) SCHEDULE 1.2 to the Credit Agreement is hereby amended by substituting therefor the SCHEDULE 1.2 annexed hereto.

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          (c) The definition of Maturity Date is hereby amended by deleting the date "June 7, 2001" therein and substituting therefor the date "June 7, 2002".

          (d) Section 2.9 is hereby amended by (a) deleting the phrase "the first anniversary of the Closing Date" in the first sentence thereof and substituting therefor the date "June 7, 1998" and (b) deleting the date "June 7, 2002" in the first sentence thereof and substituting therefor the date "June 7, 2003".

     Section 3. EFFECTIVENESS. The effectiveness of this Amendment shall be subject to the satisfaction of the following conditions.

          (a) DELIVERY. The Borrower and each of the Banks shall have executed and delivered to the Agent this Amendment.

          (b) PROCEEDINGS AND DOCUMENTS. All proceedings in connection with the transactions contemplated by this Amendment and all documents incident thereto shall be reasonably satisfactory in substance and form to the Banks and the Agent, and the Agent shall have received all information and such counterpart originals or certified or other copies of such documents as the Agent may reasonably request.

          (c) NO DEFAULT OR EVENT OF DEFAULT. No Default or Event of Default shall exist under the Credit Agreement.

     Section 4. REPRESENTATIONS AND WARRANTIES. The Borrower represents and warrants to the Banks and the Agent as follows:

          (a) REPRESENTATIONS AND WARRANTIES IN CREDIT AGREEMENT. The representations and warranties of the Borrower contained in the Credit Agreement, (i) were true and correct in all material respects when made, and (ii) except to the extent such representations and warranties by their terms are made solely as of a prior date, continue to be true and correct in all material respects on the date hereof.

          (b) AUTHORITY, ETC. The execution and delivery by the Borrower of this Amendment and the performance by the Borrower of all of its agreements and obligations under the Credit Agreement as amended by this Amendment (i) are within the corporate proceedings by the Borrower, (ii) have


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     been duly authorized by all necessary corporate proceedings by the
     Borrower, (iii) do not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which the Borrower is subject or any judgment, order, writ, injunction, license or permit applicable to the Borrower, and (iv) do not conflict with any provision of the corporate charter or by-laws of, or any agreement or other instrument binding upon, the Borrower.

          (c) ENFORCEABILITY OF OBLIGATIONS. This Amendment, and the Credit Agreement as amended hereby, constitute the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms.

          (d) ABSENCE OF DEFAULTS. Immediately prior to and after giving effect to this Amendment, no Default or Event of Default exists under the Credit Agreement.

     Section 5. NO WAIVER. Except as otherwise expressly provided for in this Amendment, nothing in this Amendment shall extend to or affect in any way any of the Borrower's obligations or any of the rights and remedies of the Banks or the Agent in respect of the Credit Agreement arising on account of the occurrence of any Event of Default, all of which are expressly preserved.

     Section 6. MISCELLANEOUS PROVISIONS.

          (a) Except at otherwise expressly provided by this Amendment, all of the terms, conditions and provisions of the Credit Agreement shall remain the same. It is declared and agreed by each of the parties hereto that the Credit Agreement, as amended hereby, shall continue in full force and effect, and that this Amendment and the Credit Agreement shall be read and construed as one instrument.

          (b) THIS AMENDMENT IS INTENDED TO TAKE EFFECT AS AN AGREEMENT UNDER SEAL AND SHALL BE CONSTRUED ACCORDING TO AND GOVERNED BY THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS.

          (c) This Amendment may be executed in any number of counterparts, but all such counterparts shall together constitute but one instrument. In making proof of this Amendment it shall not be necessary to produce or account


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     for more than one counterpart signed by each party hereto by and against which enforcement hereof is sought.

          (d) The Borrower hereby agrees to pay to the Agent, on demand by the Agent, all reasonable out-of-pocket costs and expenses incurred or sustained in connection with the preparation of this amendment (including reasonable legal fees).

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as an agreement under seal of the date first written above.

                                   TELEPHONE AND DATA SYSTEMS, INC.

                                   By:  /s/ RONALD D. WEBSTER
                                        ----------------------------------
                                        Name:  Ronald D. Webster
                                        Title: Vice President and
                                               Treasurer

                                   BANKBOSTON, N.A.,
                                   f/k/a THE FIRST NATIONAL BANK OF
                                   BOSTON, individually and as Agent

                                   By:  /s/ JULIE V. JALELIAN
                                        ----------------------------------
                                        Name:  Julie V. Jalelian
                                        Title: Vice President and
                                               Treasurer

                                   LASALLE NATIONAL BANK,
                                   individually and as Co-Agent

                                   By:  /s/ ANN H. ELLINGSEN
                                        ----------------------------------
                                        Title:  Vice President

                                   TORONTO DOMINION (TEXAS), INC.,
                                   individually and as Co-Agent

                                   By:  /s/ NEVA NESBITT
                                        ----------------------------------
                                        Title:  Vice President

     The signatures of the Banks are omitted.

     Schedule 1.1(a) and 1.2 are not filed herewith. The registrant agrees to file a copy of Schedule 1.1(a) and 1.2 upon request of the Commission.


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